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VOYA PRIME RATE TRUST

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On June 17, 2020, representatives of Voya Prime Rate Trust gave a presentation to Institutional Shareholder Services Inc. A copy of this presentation is filed herewith.

Voya Prime Rate Trust (PPR) June 17, 2020

Table of Contents Slide 1. Executive Summary 3 2. Summary of Proposals & Recommendations 4 3. Voya Prime Rate Trust Overview About the Firm 5 Senior Loan Platform Overview 6 Why Voya’s Approach? 7 PPR’s Stated Investment Objectives 8 4. PPR’s Performance Annualized Performance through March 31, 2020 9 Calendar Year Performance 10 Performance Relative to Market Risk Sentiment 11 Performance in Past Market Drawdowns 12 5. PPR’s Historical Discount 13 6. Important Asset Class Considerations 14 7. Review of Shareholder Proposals Saba’s Proposals: Unclear Benefits, Clear Negative Consequences 15 Proposal 1: Full Replacement of Trustees 17 Proposal 2: Request of a Self-Tender Offer 20 Saba’s Proposal to Terminate PPR’s Management Agreement with Voya 22 8. Conclusion 24 9. Appendix 25

Executive Summary Voya Prime Rate Trust (“PPR” or the “Fund”) is managed by Voya Investments, LLC (“Voya” or the “Advisor”), utilizing one of the most well-resourced and experienced teams in the industry. The Fund seeks to deliver an investment objective of current income and capital preservation The Board of Trustees (the “Board”) has 75 years of combined experience on closed end fund boards, with a strong track record of acting in the best interests of all shareholders. They possess the skills, qualifications, requisite expertise and diversity of background to oversee Voya Prime Rate Trust The Advisor has managed the Fund, led by the Voya Senior Loan Group, for over 20 years through various market cycles with a consistent, well-articulated senior loan-only investment approach focused on through-cycle performance and loss avoidance -The Advisor’s approach, which has been out of favor in the last few years of a bull credit cycle relative to more aggressively positioned peers, has served shareholders well in periods of heightened volatility and credit risk We believe the Fund’s discount, like the discounts of many closed end funds, is driven by numerous factors, but primarily by market perceptions and investor sentiment, of both the overall market or a particular asset class A hedge fund managed by Saba Capital Management (the fund, together with Saba Capital Management, “Saba”) has submitted proposals that are aggressive, unwarranted attempts to force a large liquidity event. The Board must consider the consequential negative implications of such actions to the Fund and all shareholders: – Fund actions in the senior loan asset class require careful consideration to account for the explicit negative impacts on a fund and its shareholders, particularly due to liquidity costs of selling loans and the unique operational requirements inherent in the asset class – The current impact of the COVID pandemic on the market environment exacerbates these effects Saba’s proposals would abruptly remove a qualified Board and terminate an investment advisory agreement – all with no detailed plan of action for what comes next. Saba offers little clarity on the impact its changes would have on the Fund’s performance or discount, but it is apparent it will cause significant disruption and inflict explicit negative consequences to its shareholders The Board is committed to enhancing value for all shareholders. It continues to consider a range of options that benefit shareholders more broadly under a greater variety of market conditions and have a less disruptive effect on the Fund’s shareholders and its operations

Summary of Recommendations The Board unanimously recommends that shareholders vote the WHITE proxy card Proposal 1: Re-Election of the Incumbent Nominees: VOTE FOR The incumbent Trustees: Have the skills, qualifications, requisite experience and diversity of background necessary to oversee the Fund and act in the best interest of all shareholders; seven of eight Trustees are independent of Voya and Saba Have proactively taken actions designed to enhance shareholder value and continue to demonstrate their commitment to serving all shareholders, including Saba As discussed in PPR’s proxy statement, the Board is considering a range of options to increase shareholder value including actions that would potentially reduce the discount. These include implementing an enhanced distribution program and/or conducting a number of smaller tender offers over a period of time Saba has nominated an inexperienced, less independent slate of nominees, with no track record of acting in the interests of shareholders and no stated plan of action, with the purpose of generating short-term profits for Saba at the expense of others Proposal 2: Self-Tender of 40% of the Fund at or near NAV: VOTE AGAINST A tender offer of this magnitude: - Would significantly reduce the Fund’s assets and the liquidity of the shares in the market, which make it more difficult for investors to trade Fund shares . Tender offers have not historically resulted in a reduction a fund’s discount - Would require the Fund to dispose of more than half of its assets in uncertain market conditions, with the losses and costs being borne largely by shareholders other than Saba Saba’s Proposal: Termination of the Investment Management Contract - This proposal is not included in PPR’s proxy statement and the Board does not recommend voting with Saba on the Gold card - The Fund has delivered on its mandate to provide consistent monthly dividend income, preserve capital, and provide long-term total returns with an emphasis on risk management and loss avoidance - Saba’s complaints on performance are overstated and Saba significantly downplays the potential harm to the Fund and its shareholders while overstating the “benefits” - for example, a change would disrupt both the investments and risk the loss of key administrative functions - Saba seeks a change without communicating any alternative for shareholders to contemplate

Voya Investment Management Investment Management with you in mind

3 | Voya Prime Rate Trust Overview

Voya Senior Loan Platform

Competitive Strengths

- Voya has been a consistent manager whose process emphasizes protection of capital, and has sought to deliver on the Fund's investment objective through market cycles
- The Fund targets top-tier, non-investment grade senior loans seeking to achieve superior long-term risk-adjusted returns with lower volatility
- Dedicated to investment in senior loans with a focus on fundamental credit underwriting
- Total Assets Under Management: $25.3 billion
- One of the largest and most experienced syndicated loan investment teams with 58 team members
  - 35 team members together for 10+ years, including 27 team members together for 15+ years

Top 10 Institutional Managers
Avg. Allocation Per Syndicated Loan[1]

#	Manager	Avg. Allocation ($m)	
1.	GSO Capital	$41.5	
2.	Eaton Vance Group	$40.7	✓
3.	Voya Investment Management	$33.0	✓
4.	Invesco	$32.7	✓
5.	BlackRock	$32.0	✓
6.	KKR Asset Management LLC	$31.5	
7.	Apollo Credit Management	$31.3	
8.	Octagon Credit Investors	$31.3	
9.	Credit Suisse Asset Management	$30.3	
10.	PIMCO	$30.2	

✓ **Notes that the manager has/had a fund targeted by Saba.**
i.e., Saba has submitted a shareholder proposal in at least one of the manager's funds within the last three years, even if that fund is not in the Morningstar US CE Bank Loan category

> **"We maintain an Overweight on Voya Prime Rate Trust (PPR), due in part to its pure loan exposure, which contrasts with many peers comprising meaningful bond allocations.**
> **Morgan Stanley Wealth Management Research: Closed-end Bond Funds, May 2020"**

As of 03/31/2020. Totals may not equal due to rounding.

[1]Source: S&P LCD ("LCD") as of 03/31/2020. Includes all accounts that LCD was able to track with commitments of $10 million or more in estimated allocations. The data is based on LCD's collection and therefore is, by definition, incomplete. LCD's collection does not include loans that are not syndicated; materially different rankings could result from a change in collections or ranking methodology. Only accounts with more than 50 commitments were included in this analysis.

VOYA. INVESTMENT MANAGEMENT

6

Why Voya’s Approach? High Recoveries and Lower Defaults Why Pure Play Senior Loans? ?Structural Protections within Below Investment Grade category: Higher in the capital structure ? Higher recoveries relative to high yield ?Interest Rate Protection: Ultra-short duration risk ? An attractive feature to investors during periods of rising rates Why Higher Quality? ?Lower quality loans have materially higher default risk ? Voya underweights CCC, focuses on higher quality, top tier loans Senior Loans Have 1.7X the Recovery Rate Caa-Rated Credits vs. High Yield Bonds Have Materially Higher Default Risk Moody’s long-term analysis of ultimate recoveries (1987 – 2019) Moody’s long-term analysis of one year letter rating migration rates (1970 – 2019) Default Rates by Letter Rating 8% ? Over five-years, 7.21% the downgrade 80% 47% 6% from Caa rated Senior Loan Senior Unsecured Bond credit to default Average Average recovery rate recovery rate 4% increased to 24.0%, compared 2% 3.04% to 15.9% for single B rated credit ? In 2019, loans that emerged from default had a 0.83% recovery rate of 70%, lower than the long-term 0% Caa-rated B-rated Ba-rated average, but still considerably higher than senior unsecured bonds with a recovery rate of 16%

Results: Achieving PPR’s Investment Objective Voya Prime Rate Trust’s Stated Investment Objectives: Seek a high level of Preservation of capital current income The Voya Senior Loan Group has delivered on this mandate with… Consistent Long Term Emphasis on Consistent Monthly Income Total Returns Risk Management Distributions? Positive returns in 1 year, 3 year, ? Diversified across issuers and 301 Since April 1995 5 year,10 year and since inception sectors periods through December 31, 2019 (prior to COVID-19 crisis) Cumulative Distribution $12.49 per share since? Lower default rate than the Index April 1995 +9.1% +3.3% +4.2% +5.7% 1 Year 3 Year 5 Year 10 Year ? Lower leverage leading to lower 5% Typical Range of 9% Annualized returns volatility and better protection in Distribution Rate drawdown periods than peers Source: Morningstar Direct Distribution data referenced through March 31, 2020 Voya began managing Voya Prime Rate Trust in April of 1995 and so this date is used as the starting date for distribution data 8

4 | PPR's Performance

Annualized Performance

PPR vs. S&P/LSTA Leveraged Loan Index ("Unlevered Index") (%)

	YTD	1 Year	3 Year	5 Year	10 Year
3/31/20					
PPR (NAV)	-20.7	-17.4	-4.6	-1.2	2.7
Excess Return vs. Unlevered Index	-7.6	-8.3	-3.8	-2.3	-0.4
12/31/19					
PPR (NAV)		9.1	3.3	4.2	5.7
Excess Return vs. Unlevered Index		+0.4	-1.0	-0.3	+0.7

- In March, the rate at which loan returns declined was unprecedented, as the Index experienced the largest one-day drop on record on March 18, at -3.74%, surpassing the previous low during the Global Financial Crisis (October 2008)
- Against this backdrop, all bank loan closed end funds, including PPR, had negative excess returns vs. the Index through March, largely due to the use of leverage in a period of extreme downside volatility
- ***Over the long term, PPR has delivered positive total return on a 10-year basis, consistent with its through-cycle approach to meeting its investment objectives***
- ***Prior to COVID, excess returns versus the index were more moderate, outperforming on 1-year and 10-year basis through December 31, 2019. Total returns were also positive for all time periods shown through December 31, 2019***

PPR vs. Morningstar Category Peers (%)

	YTD	1 Year	3 Year	5 Year	10 Year
3/31/20					
PPR (NAV)	-20.7	-17.4	-4.6	-1.2	2.7
Excess Return vs Custom Peer Group (CPG) Median	0.0	-0.2	-1.2	-1.3	-0.9
Excess Return vs. M* Cat Median	0.0	-0.2	-0.7	-1.0	-1.2
12/31/19					
PPR (NAV)		9.1	3.3	4.2	5.7
Excess Return vs "CPG" Median		-1.1	-1.3	-0.9	-1.1
Excess Return vs M* Cat Median		-1.3	-1.2	-0.8	-1.2

- Despite a multi-year bull market for credit, the Fund's underperformance versus the peer median has been moderate and driven by our lower-risk positioning during the strong risk-on market from 2016 through much of 2018, as well as a few issuer-level detractors in 2019
- **PPR delivered returns above the peer group median, from the market peak in mid-February to March 31**
- We believe that an exact peer comparison is challenging, but that at a minimum an appropriate peer group should include only those funds which share a common investment objective and substantially similar permitted investments. Our custom peer group is 13 of 31 closed end funds that we define as the custom peer group ("CPG"), see appendix page 29 for full methodology and list

Source: Morningstar Direct as of 3/31/2020
Morningstar Direct data is referenced as "M*" throughout the presentation. Morningstar Category: US Closed End Fund Bank Loan Category (excludes Interval Funds).
Numbers may not add due to rounding

voya. INVESTMENT MANAGEMENT

9

Calendar Year Performance ? Consistent with its objective of capital preservation, the Fund has delivered positive returns in 8 of the past 11 years and has outperformed or remained reasonably in line with the median of both peer groups on an annual basis? The Fund has outperformed when loans are in favor relative to high yield and/or when higher risk positioning is penalized Annual Total Returns (%) 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 78.7% 11.3% 13.86% 11.6% 9.0% 2.5% 9.1% 2.3% -0.03% -0.3% -1.4% -47.4% Increase in Q4 2018 Global Financial Crisis Energy Sell-Off Loan Demand Sell-Off M* Cat Median CPG Median PPR Outperforms either Source: Morningstar Direct CPG or M* Cat Medians PPR

4 | PPR's Performance

PPR relative performance: a story of market risk sentiment in recent years

- Relative peer performance has largely been a function of higher risk positioning of peers in a period in which risk taking was rewarded, while PPR remained underweight to CCC and avoided high yield debt, consistent with Voya's risk philosophy and approach



1yr Rolling PPR Excess Return
1yr Rolling Index Return
PPR Excess Returns to Peer Groups (RHS) vs. Index Returns for CCC and High Yield (LHS)
Outperformed during energy sell-off
Peak of High Yield and CCC Index Returns
Underperformed as high yield outperformed and the impact of some adverse loan selection
8%
6%
4%
2%
0%
-2%
-4%
-6%
-8%
60%
40%
20%
0%
-20%
-40%
-60%
Dec-14
Jun-15
Dec-15
Jun-16
Dec-16
Jun-17
Dec-17
Jun-18
Dec-18
Jun-19
Dec-19
S&P/LSTA CCC Index
BBgBarc High Yield Index
PPR vs. M* Cat Median
PPR vs. CPG Median

Source: Morningstar Direct and S&P/LCD

11

Better protection than peers during past market drawdowns ? PPR has outperformed during periods of heightened volatility and drawdowns. The Fund benefitted from its historically lower standard deviation relative to most peers in the category and a better payment default experience relative to the Index over the last 10 years*? Because the timing and shape of recovery from COVID-19 is uncertain, the ability to manage through the next market cycle with bouts of volatility and heightened default risk will drive longer-term success Top Quintile Peers Ranks in Three Periods of Increased Volatility and Market Drawdowns Covid-19 period still in progress 19th 16th 18th 47th 16% Percentile Percentile Percentile Percentile 11% Return 6% Index 1% /LSTA -4% S&P -9% -14% Crisis Impact -19% Ongoing Financial Crisis Energy Sell Off Q4 2018 COVID-19 9/1/2007 6/1/2014 10/1/2018 2/24/2020 2/28/2009 2/29/2016 12/31/2018 3/31/2020 Return M* Rank Return M* Rank Return M* Rank Return M* Rank -28.17 19 -1.17 16 -5.45 18 -20.88 47 *See appendix page 29 for Fund’s Default History Relative to the Index and 5 Year Standard Deviation Relative to Peers Source: Morningstar Direct 12

Comparable Historical Fund Discounts Historical Discount 15% 10% 5% 0% -5% -10% -15% -20% PPR M* Cat Median CPG Median ex Term Trusts Discounts are common in closed end funds and driven Recent Market Volatility has increased discounts across primarily by market sentiment the CEF universe, reflecting negative market sentiment Since 2009, PPR’s discount has been, on average, Of ALL CEFs within 30 basis points of the M* Category Peer Median As of March 31, 2020 88% traded at a discount ? Lower-rated credits Of Bank Loan CEFs The Fund’s discount has outperformed M* Cat CPG 100% traded at a discount PPR Median historically traded wider than Median peers periods when… ? High yield bonds -13.1% -13.6% -14.5% 84% Of Bank Loan CEFs outperformed traded at a discount >10% Source: Morningstar Direct as of 3/31/2020. Monthly discounts shown. *Information presented on this slide excludes term funds

Fund Actions in the Senior Loan Asset Class Require Careful Consideration Selling large volumes of loans, especially in today’s market, for a large tender offer at or near NAV, would result in larger than usual realized losses borne by all shareholders Loans are not securities: Average Bid/Ask Spreads (%) PPR and most closed end loan Bid/Ask Spreads (bps) – 4/30 funds value loans at the mid of Loans versus Equities 12/31/2019 3/31/2020 4/30/2020 the bid/ask spread. In volatile times, the bid/ask spreads widen 86.89 314 significantly 89.25 7.8 ? PPR’s loans are marked at the mid, based on prices provided Loans S&P 500 Index by a 3rd party pricing service 97.87? Sales typically transact at or near the bid and purchases 115 404 314 transact at or near the ask bps 58 bps bps bps Estimate of the realized ? Loan mid/bid spreads have 202 157 losses for the Fund in the 96.72 bps sale of its loans* nearly tripled since the end of bps 2019? The cost to shareholders of a 86.11 Today, a tender at or near NAV large liquidity event includes the 82.85 would not cover the loan sale difference between the mid price losses and tender expenses and the bid and tender incurred by all shareholders, • Average Bid – Average Mid • Average Ask expenses (see diagram) especially those who choose not to tender shares Bid/Ask Spread Source: LSTA. S&P 500 Index Source: JPMorgan. * This information is representative and meant for illustrative purposes. It represents the estimate of the realized loss for the Fund for each loan sold the Fund would have to sell based on the average market mid/bid spread has nearly tripled since the end of 2019 due to Covid-19 market volatility

Saba’s Proposals: Unclear Benefits, Clear Negative Consequences Unwarranted and Aggressive Changes, Same Playbook from a Self-Interested Party Amid Market Turmoil ? Saba has a history of taking significant positions in closed end ? Saba’s proposals are aggressive and offer little clarity on funds and engaging in aggressive activities to maximize the the impact these changes would have on the Fund’s value of its own investments without regard for the interests of performance or discount. They would, however, inflict clear and other shareholders severe negative consequences to shareholders in the Fund? Saba has amassed a large holding of the Fund’s shares, and ? Despite Saba’s efforts to mislead, the reality is that the Board is now attempting to use its concentrated voting power to force a has extensive qualifications, experience and a fiduciary “liquidity” event at NAV obligation to represent the interests of ALL shareholders – not just Saba? In pursuit of short-term profits, Saba has submitted various proposals that rely on a select set of facts presented out ? The Advisor has delivered on its mandate and Saba’s of context and with the goal of forcing a “liquidity” event at NAV complaints regarding the Advisor’s underperformance are misleading? Saba’s activist agenda is particularly self-serving in light of the current market turmoil, which has greatly affected the prices and ? Electing the Saba slate would abruptly remove a Board with liquidity of senior loans the critical experience needed to operate the Fund and a track record of acting in the interests of all shareholders, amid ? Activists like Saba compromise the ability of closed end funds to uncertain and volatile markets provide long-term shareholders– many of whom are retirees –with regular dividends and access to a long investment horizon? Terminating the Management Agreement would result in not only losing an experienced Advisor to manage the portfolio, but also leave the Fund without an administrator or someone with experience to oversee other service providers for the Fund One of the things that is most troubling about [activists attacking closed-end funds] is that closed-end funds are ordinarily held by retail investors and old mom and pop investors who bought the fund on the understanding that it wouldn’t be attacked in just this way. – then-SEC Commissioner Robert Jackson Jr, September 25, 2019

Proposal Details

Proposal 1: Full Replacement of Trustees The Board unanimously recommends that shareholders vote “FOR” the election of Board-nominated trustees on the WHITE proxy card ? Incumbent Trustees are well-qualified, experienced, independent and diverse Governance Profile Independent Chairperson? Yes Number of Trustees Attending <75% of Meetings 0 Separate Chair/CEO? Yes Average Trustee Age 64 years Retirement Policy? Yes Average Trustee Tenure 12 years Non-staggered Board - all elected annually? Yes Percentage of Independent Trustees1 87.5% Percentage of Women on Board 50% (including Board Chair) 1As defined in the Investment Company Act of 1940 – Recently appointed Board members bring fresh ideas and perspectives – 25% of the Board have joined in the last 5 years – Independent trustees select new trustees and retirement age is enforced (4 retired in last 3 years) – For more information on the Board’s governance structure, see appendix pages 37-38 ? PPR’s Board has proactively taken actions designed to enhance shareholder value – The Board required Voya to implement an expense limitation agreement for PPR to ensure shareholders pay a competitive expense ratio? Demonstrating a long history of performing its fiduciary duties, the Board mandated the expense limit in 2013 – PPR’s net expense ratio is below the average of its CEF peers in the Morningstar US CE Bank Loan category (see appendix page 39) – The Board recently re-authorized an open-market share repurchase program for up to 10% of the Fund shares. Since the authorization was announced:? The Fund has repurchased approximately 533,000 shares, equating to over $2,100,000 ? The discount has narrowed by 179 basis points, a 12% improvement, and is narrower than nearly half of peers in the US CE Bank Loan category

Proposal 1: Full Replacement of Trustees (continued) ? PPR’s Board continues to demonstrate their commitment to serving all shareholders – As part of its continuous oversight of expenses borne by shareholders, the Board has required that the Advisor and NOT the shareholders bear the project costs associated with the proxy contest caused by Saba – As discussed in PPR’s proxy statement, the Board is considering a range of options to increase shareholder value including actions that would potentially reduce the discount. These include implementing an enhanced distribution program and/or conducting a number of smaller tender offers over a period of time ? PPR’s Board provides ongoing oversight of the Advisor to assess the investment performance and expenses of the Fund, utilizing third party experts. In connection with its assessment, the Board considers that: – As it seeks to achieve its investment objective, PPR’s unique, loan only investment approach and relatively conservative positioning may be expected to underperform the Morningstar peer group in periods when riskier segments of the market outperform – This approach has served shareholders well in three periods of significantly increased volatility and market drawdowns1 when its performance ranked in the top quintile of its Morningstar category – Market participants, including the Advisor and many third-party experts increasingly anticipate that as a result of the COVID-19 pandemic, the overall below investment grade credit market is poised for a significant increase in defaults2 – Given these expectations, the Fund’s strategy may be particularly appropriate during today’s uncertain markets 1. 2. S&P Q4 of Global 2018, Ratings 2014-2
016 Research (energy expects sell-off), the 2007-2009 U.S. trailing-12-month (Global Financial speculative-grade Crisis) corporate default rate to increase to 12.5% by March 2021 from 3.5% as of March 2020: Link 18

Proposals Proposal 1: Full Replacement of Trustees (continued) ? Saba has nominated a less independent slate of nominees with limited experience, with no track record of acting in the interests of shareholders and no stated plan of action – Saba proposes full replacement of the Trustees, but has not demonstrated that such change is warranted – Saba has offered no plan, has not stated a better option and has not indicated what actions their nominees would take if elected – Senior loan closed end funds are unique investments, and Saba’s nominees have limited experience, at most, in overseeing them ? The interests of Saba’s nominees may not align with PPR’s other shareholders and they may take actions without careful consideration of the consequences – We believe Saba’s nominees may be inherently aligned with Saba, which calls into question their independence and intentions – Two of Saba’s nominees are currently Saba officers,1 which presents conflicts of interest as Saba is the largest Fund shareholder and another investment advisor – Saba wants to replace the Fund’s highly-qualified Board and dismantle leadership in order to generate short-term profits for its hedge fund and other clients at the expense of long-term shareholders who invested in PPR for the Fund’s objective of current income and capital preservation – In fact, if successful, Saba’s proposed trustees may take actions that may actually impair, rather than enhance, PPR’s ability to achieve its investment objective – Saba’s historical tendency to withdraw nominees when a fund is responsive to its demands demonstrates a lack of true interest in the stewardship of long-term shareholders or fund governance We believe you should support the Board’s recommendation “FOR” the election of Board-nominated trustees on the WHITE proxy card 1. Saba’s officer nominees include their Chief Risk Officer and their Partner/Head of Business Development 19

7 Shareholder Proposals Proposal 2: Request of a Self-Tender Offer The Board unanimously recommends that shareholders vote “AGAINST” Proposal 2 on the WHITE proxy card ? Liquidity events like a tender offer require careful consideration, especially in this asset class and market environment, to protect the interests of ALL shareholders – As proposed, a tender offer at or close to NAV may have a disproportionate negative impact on shareholders remaining in the Fund after the tender offer due to, among other things, the impact of mid/bid spread pricing. Because loans in the Fund’s NAV are priced at the “mid”, but sales in loans occur at or near the “bid”, which is lower, any shortfall in proceeds from the sales of loans below the tender price is borne by the remaining shareholders – A material public sale of loans can be taken advantage of by other market participants. Such a “fire sale” would drive down the value the Fund realizes from such sale and thereby reduce remaining shareholders’ Net Asset Value – The negative impacts of these dynamics are exacerbated in a fund that utilizes leverage or when executed in periods of volatility, like the current environment – In practice, because retail shareholders tend to participate less in tender offers, they are at a disadvantage relative to sophisticated short-term holders like Saba who push for tender offers and do not recognize the impacts on other shareholders 20

7 Shareholder Proposals Proposal 2: Request of a Self-Tender Offer (continued) ? Beyond the direct negative consequences of the impact to the Fund’s NAV, there are other long-term implications of material tender offers: – A tender offer of the magnitude proposed will significantly reduce the Fund’s assets and the liquidity of the shares in the market which will make it more difficult for investors to trade Fund shares and may widen the NAV discount – Closed end funds with lower assets are held by fewer investors and are less likely to have coverage from research analysts or industry publications who help provide investor education and promote additional interest ? Historically, tender offers have little impact on the long-term discounts of a closed end fund – Narrowing of a fund’s discount as a result of a tender offer announcement tends to dissipate over a relatively short period of time after the completion of the tender offer – 85% (11 of 13) of closed end fund tender offers conducted in 2018 and 2019 experienced widening discounts over the three weeks following the completion of the tender offers (see appendix page 40) The negative consequences of a material tender offer require careful consideration. Based on the overall facts and circumstances, the Board has disclosed its intentions to consider a liquidity event in the proper magnitude, structure and timing that protects the interests of ALL shareholders The Board unanimously recommends that shareholders vote “AGAINST” Proposal 2 on the WHITE proxy card

7 Shareholder Proposals Saba’s Proposal to Terminate PPR’s Management Agreement with Voya In its definitive proxy statement filed on May 8, 2020, Saba proposes that shareholders vote to terminate PPR’s management agreement with Voya ? The Advisor has one of the most well-resourced, experienced and credible Senior Loan teams. Saba’s proposal to terminate the management agreement has no merit – PPR has been managed since 1995 by one of the largest and most experienced dedicated senior loan teams and Saba’s complaints of the Fund’s underperformance and discount are misleading – The Voya senior loan group has delivered on its mandate to provide consistent monthly dividend income, preserve capital, and provide long term-total returns with an emphasis on risk management and loss avoidance ? The proposal is an obvious ploy to demand a liquidity event for short-term profit with material negative consequences, substantial disruption to the Fund and cost to long-term income seeking shareholders – Significant uncertainty and risk would be caused by a “limbo” period necessary to complete the required due diligence and contract negotiations to find and hire a new manager. Once identified, more time and transaction costs would be incurred as the Fund is transitioned. Costs associated with such actions are very likely to be borne by the Fund – There are unique operational and liquidity features of the asset class as compared to public securities (more details on page 41 of Appendix): ? Each investment is executed via a loan agreement and changes to the parties involved, like a manager change, would trigger changes of control and require reassignments for all loans in the portfolio? The change of control process is expected to take between 6-12 months to complete and result in the incurrence of fees – Portfolio transition costs could potentially be very expensive and detrimental to PPR’s NAV performance, including any transition that would impair the Fund’s ability to use leverage and limit the potential for increased returns – Termination of the investment management agreement also includes termination of the administrative functions, which could leave the Fund at risk of having no administrator to oversee the rest of the service providers – Changes to the Fund’s service providers would be complex and costly – with the potential for negative impact on PPR’s operations and expenses (requiring changes in the personnel who provide necessary support to the Fund: accounting, administration, operations, compliance and legal) 22

7 Shareholder Proposals Saba’s Proposal to Terminate PPR’s Management Agreement with Voya (continued) ? Saba’s statement that this proposal may result in “some amount of lost time or incremental expense,” which is “far outweighed by potential benefits” significantly downplays the potential harm and cost to the Fund and its shareholders while overstating the “benefits” they seek – Termination of the Fund’s Management Agreement could leave the Fund stranded, temporarily without an investment advisor and administrator, and exposed to substantial risk and expense – To suggest that the Fund could be managed internally for some period of time, prior to another transition to an external manager, is unrealistic and exposes the Fund to two transitions and increased risks in time, cost and execution – Saba has not communicated any alternative to shareholders on which to base a decision and increases the uncertainty a shareholder may face with respect to the future changes for the Fund Based on the information presented, Voya Investment LLC’s management agreement does NOT warrant termination 23

8 Conclusion Conclusion ? The incumbent nominees possess the skills, expertise and qualifications required to continue to oversee Voya Prime Rate Trust. All have a strong track record of acting in the best interests of shareholders? The Advisor has managed the Fund, led by the same team for over 25 years through various market cycles with a consistent, well-articulated loan-only investment approach that has delivered on its investment mandate over the long term and served investors well in periods of heightened volatility – The investment team has the experience and investment approach necessary to navigate the current market volatility and a post-COVID-19 environment where expectations for defaults have increased ? Over the long term, PPR’s discount has been comparable to peers – driven primarily by market sentiment and overall demand for the asset class? Saba’s proposals are aggressive, unwarranted attempts to force a large liquidity event, with little regard for the consequential negative implications of such actions to the Fund and its shareholders? The proposals engineer a wholesale change in Fund strategy and operations, abruptly remove a qualified Board and are made without a detailed plan of action. They offer little clarity on the impact its changes would have on the Fund’s performance, operations or discount but will cause significant disruption and inflict significant negative consequences to shareholders in the Fund The Board is committed to enhancing value for all shareholders. It continues to consider a range of options that may potentially benefit shareholders more broadly under a greater variety of market conditions and that may well have a less disruptive effect on the Fund’s shareholders and its operations We believe you should support the Board’s recommendations “AGAINST” Saba’s proposals and recommend voting the WHITE proxy card 24

9. Appendix

9 Appendix Appendix – Voya Investments Senior Loan Team Leadership Biographies Jeffrey A. Bakalar Group Head and Chief Investment Officer, Senior Loans Years of investment experience: 34 Years with company: 22 Jeff Bakalar is senior managing director and chief investment officer in the senior loan group at Voya Investment Management. He co-heads the group with Dan Norman, and is chairman of the group’s investment committee. Jeff is also currently serving on the executive board of the Loan Syndications and Trading Association. Jeff began his career in 1987 at Continental Bank in Chicago, subsequently serving as vice president and senior credit officer at The First National Bank of Chicago. Jeff received his MBA from DePaul University. Dan Norman Group Head and Senior Managing Director, Senior Loans Years of investment experience: 35 Years with company: 28 Dan Norman is senior managing director, group head in the senior loan group at Voya Investment Management. He co-manages the group with Jeff Bakalar. Dan is a former member of the board of directors of the Loan Syndications and Trading Association and the International Association of Credit Portfolio Managers. Dan received his MBA from the University of Nebraska. Chuck E. LeMieux, CFA Senior Vice President, Portfolio Manager Years of investment experience: 33 Years with company: 22 Chuck LeMieux is a senior vice president, portfolio manager in the senior loan group at Voya Investment Management. Chuck serves as the portfolio manager for U.S. mutual funds and offshore commingled funds, and is a proxy voting member of the group’s investment committee. Prior to joining Voya, Chuck was an assistant treasurer for a major Arizona power and water utility and also worked in a variety of business and investment positions in the chemicals and global mining industries. Chuck earned his MBA from the University of Arizona and is a CFA® Charterholder.

Appendix – Historical Default Rates Lower Than Index Prime Rate Trust Payment Default Rate vs. Index 10% 8% 6% 4% 2% 0% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 PPR Payment Default Rate S&P/LSTA Index Default Rate 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Default Rates by Amount (%) Prime Rate Trust Payment 0.36% 7.35% 1.23% 0.14% 0.21% 1.09% 0.00% 0.12% 0.23% 0.09% 0.21% 0.19% Prime Rate Trust Aggregate (including Performing Defaults) 0.86% 11.14% 1.65% 0.14% 0.21% 2.48% 0.00% 0.74% 0.38% 0.37% 0.21% 0.19% S&P/LSTA Index 3.75% 9.61% 1.87% 0.17% 1.27% 2.11% 3.24% 1.54% 1.58% 2.05% 1.63% 1.39% Data as of December 31, 2019. Past performance does not guarantee future results and there is the possibility of loss. Aggregate Default count and rate includes both Payment Defaults and other categories of defaults, as described on the following slide. Source: Voya Investment Management, S&P/LCD LoanStats Weekly “Lagging Twelve-Month Default Rate by Principal Amount & Rolling Twelve-Month Principal Amount of Index Defaults.” LTM shows defaults over the most recent 12 months. Therefore, the number and amount of defaults shown include defaults from portions of the previous year. Lagging twelve month default rate is shown to permit comparison to the S&P Index rate, which also shows lagging twelve months. Payment defaults are included within aggregate default statistics. The information provided from market and index sources may be subject to change, and such data may be restated in the future as additional information becomes available from public sources. Please see explanation in Appendix for a description of how defaults are determined and default rates are calculated and presented. Aggregate Default rate for the Fund includes both Payment Defaults and other categories of defaults. 27

9 | Appendix

Appendix – Covid-19 period is still in flux, with heightened default risk ahead


Cumulative Daily Returns and Excess Returns
Excess Return
Cumulative Return
Shape of recovery is uncertain; managing bouts of volatility and heightened default risk for the next 12-24 months will drive longer-term success
Stable returns to start the year; PPR and Morningstar Median had similar excess vs. S&P/LSTA Index
The initial draw-down period for Covid-19 affected all asset classes and ratings cohorts indiscriminately. Closed end funds, including PPR, had negative excess returns vs. the Index, largely due to the use of leverage in a period of declining asset prices
Over the drawdown period through March 23, PPR outperformed the medians of the peer groups
1%
0%
-1%
-2%
-3%
-4%
-5%
-6%
-7%
-8%
-9%
5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-35%
-40%
-45%
12/31/19
1/7/20
1/14/20
1/21/20
1/28/20
2/4/20
2/11/20
2/18/20
2/25/20
3/3/20
3/10/20
3/17/20
3/24/20
3/31/20
CCC Index Cumulative
S&P/LSTA TR Cumulative
BBgBarc HY TR Cumulative
PPR (NAV) Excess Return to S&P/LSTA TR
M* Cat Median Excess Return to S&P/LSTA TR
CPG Median Excess Return to S&P/LSTA TR

- Chart shows the material drawdown related to Covid-19 pressures in the Loan Market
- In March, the rate at which loan returns declined was unprecedented, as the Index experienced the largest one-day drop on record on March 18, at -3.74%, surpassing the previous low during the Global Financial Crisis (October 2008). There have been only four occasions where daily losses surpassed -3.00%, and all of them occurred within an 8-day period in March

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Appendix – PPR Peer Group Selection Methodology ? We believe that an exact peer comparison is challenging, but that at a minimum an appropriate peer group should include only those funds which share a common investment objective and substantially similar permitted investments? In this deck, we include our performance against both the broad Morningstar Closed End Fund Bank Loan Category (31 listed funds, “M* Cat”), as well as a custom peer group Custom Peer Group (“CPG”) (“CPG”) (13 funds, inclusive of PPR) Ticker Fund Name AFT Apollo Senior Floating Rate Fund ? The CPG includes those funds in the category which we FRA BlackRock Floating Rate Inc Strategies believe have the same investment objectives and which have BGT Blackrock Floating Rate Income investment restrictions that are substantially similar to Voya EFT Eaton Vance Floating-Rate Income Prime Rate Trust EFR Eaton Vance Senior Floating Rate EVF Eaton Vance Senior Income – We have excluded term funds from the group given that they FSLF First Eagle Senior Loan Fund may have different discount trading behavior than other closed FCT First Trust Senior FR Inc II VVR Invesco Senior Income end funds NSL Nuveen Senior Income ? We believe this more objectively eliminates those funds which PHD Pioneer Floating Rate Trust PPR Voya Prime Rate Trust have substantially different investment mandates than PPR TLI Western Asset Corporate Loan Fund? We note that there will still be differences in positioning for the funds in the CPG across different market environments, reflecting each manager’s style and approach – For example, given Voya’s investment philosophy and style, PPR has chosen to allocate only to loans, to seek to underweight loans rated below B- relative to the benchmark and to keep leverage less than 33% in order to seek to reduce volatility 29

9 | Appendix

Appendix – List of Peer Group Constituents

31 Morningstar US CE Bank Loan CEFs ("M* Cat")	
Ticker	Fund Name
ACP	Aberdeen Income Credit Strategies Fund
AFT	Apollo Senior Floating Rate Fund
ARDC	Ares Dynamic Credit Allocation Fund
DSU	BlackRock Debt Strategies
FRA	BlackRock Floating Rate Inc Strategies
BGT	Blackrock Floating Rate Income
BSL	Blackstone/GSO Senior Floating Rate Trm
BGX	Blackstone/GSO Long-Short Credit Income
BGB	Blackstone / GSO Strategic Credit Fund
ECC	Eagle Point Credit Company LLC
EFL	Eaton Vance Float-Rate 2022 Target Term
EFT	Eaton Vance Floating-Rate Income
EFF	EV Floating-Rate Income Plus Fund
EFR	Eaton Vance Senior Floating Rate
EVF	Eaton Vance Senior Income
FIV	First Trust Senior FR 2022 Target Term
FCT	First Trust Senior FR Inc II
HFRO	Highland Floating Rate Opportunities Fd
VTA	Invesco Dynamic Credit Opp
VVR	Invesco Senior Income
JQC	Nuveen Credit Strategies Income Fund
JFR	Nuveen Floating Rate Income
JRO	Nuveen Floating Rate Income Opportunity
NSL	Nuveen Senior Income
JSD	Nuveen Short Duration Credit Opps Fund
OCCI	OFS Credit Company Inc
OXLC	Oxford Lane Capital Corp
PHD	Pioneer Floating Rate Trust
TSLF	THL Credit Senior Loan Fund
PPR	Voya Prime Rate Trust
TLI	Western Asset Corporate Loan Fund

Custom Peer Group ("CPG")	
Ticker	Fund Name
AFT	Apollo Senior Floating Rate Fund
FRA	BlackRock Floating Rate Inc Strategies
BGT	Blackrock Floating Rate Income
EFT	Eaton Vance Floating-Rate Income
EFR	Eaton Vance Senior Floating Rate
EVF	Eaton Vance Senior Income
FSLF	First Eagle Senior Loan Fund
FCT	First Trust Senior FR Inc II
VVR	Invesco Senior Income
NSL	Nuveen Senior Income
PHD	Pioneer Floating Rate Trust
PPR	Voya Prime Rate Trust
TLI	Western Asset Corporate Loan Fund

Source: Morningstar Direct

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Appendix – Leverage and Volatility by Fund: US CE Bank Loan Category Leverage Utilized By Fund 45% 27.4% 30% ? Lower levels of leverage may be beneficial in periods of larger market drawdowns relative to 15% peers with higher leverage ? Seeking to avoid credit-related defaults and 0% losses and orienting the portfolio primarily in 1 PPR 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 single B and above-rated senior secured loans may help deliver lower levels of volatility to Fund Volatility (5 Year Standard Deviation) 20 shareholders as we manage through the late stages of the credit cycle 15 9.7 10 5 0 1 2 3 4 5 6 7 8 PPR 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Source: Morningstar Direct: as of 12/31/2020 for the chart labeled “Leverage Utilized by Fund”; as of 3/31/2020 for the chart labeled “Fund Volatility (5 Year Standard Deviation)” Notes: We are using December 31 leverage data as a source for leverage data for the Morningstar Closed End Loan Funds because Morningstar’s leverage ratio methodology utilizes the borrowings reported on a fund’s most recent regulatory filing divided by the assets at the noted period end. Normally this approach would likely not be materially different than the actual official leverage ratio of a fund at that point in time, but given the massive marked-to-market changes in March we did not want to misrepresent leverage levels, which each manager was likely adjusting relative to their usual percentages. 31

Appendix – History of PPR Monthly Distributions Fund History of Distributions 14% $14 12% $12 (S) (%) 10% $10 Share NAV 8% $8 per on Rate 6% $6 Dividend Distribution 4% $4 Cumulative 2% $2 0% $0 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Cumulative Dividend per Share Distribution Rate on NAV Since April 1995 $12.49 6.9% Cumulative Average Dist. Distribution per Rate (NAV) Share Source: Morningstar Direct Data shown since April 1995 when Voya began managing PPR

Appendix – Proposal 1 – Experienced Board ? Saba has identified no relevant closed-end fund experience of its nominees other than possible Saba nominations in other proxy contests (which not result in the nominees being seated on a board) and the recent election of two nominees to another closed end fund board as of April 2020 2020 Board-Approved Nominees Extensive experience in the financial services industry, including key senior Colleen D. Baldwin leadership roles at AIG Global Group, Ivy Asset Management and JP Morgan Decades of leadership experience and a career devoted to fiduciary oversight John V. Boyer of foundations and endowment funds Former senior leader at major financial services firms, including managing Patricia W. Chadwick pension funds, endowments and foundations. Entrepreneur, Founder and President of Ravengate Partners, and a financial markets expert 75 years of Former CEO of Connecticut Children’s Medical Center, and decades of combined Martin J. Gavin experience as a senior executive and chief financial officer in the insurance and experience as investment industries closed-end fund Entrepreneur and President of Obermeyer & Associates, providing financial trustees Joseph E. Obermeyer and economic consulting services. Expertise in accounting and finance, former senior manager at top accounting firms Former Chief Investment Officer at state pension fund and senior leadership Sheryl K. Pressler roles in financial services industry with expertise in asset allocation and retirement industries Extensive investment industry experience and former senior leader at Fidelity, Christopher P. Sullivan Goldman Sachs and PIMCO with expertise in fixed income investing President and Director of Voya Investments with extensive experience in the Dina Santoro financial services industry 33

9 Appendix Appendix – Proposal 1 – Trustee Biographies Colleen D. Baldwin has been a Director/Trustee of investment companies in the Voya family of funds since 2007. She currently serves as the Chairperson of the Boards of Directors/Trustees of the Voya funds. Ms. Baldwin is currently an Independent Board Director of Dentaquest and is currently the Chairperson of its Audit Committee and a member of its Mergers & Acquisitions and Finance/Investment Review Committees. Ms. Baldwin is currently an Independent Director at Stanley Consultants Global Engineering and Design and Chairman of the Audit Committee as of June 2020. Ms. Baldwin is also an Advisory Board member of RSR Partners, Inc. since 2016 and has been President of Glantuam Partners, LLC, a business consulting firm, since 2009. Prior to Colleen D. Baldwin that, she served in senior positions at the following financial services firms: Chief Operating Officer for Ivy Asset Management, Inc. (2002-2004), a hedge fund of funds; Chief Operating Officer and Head of Global Business and Product Development for AIG Global Investment Group (1995-2002), a global investment management firm; Senior Vice President at Bankers Trust Company (1994-1995); and Senior Managing Director at J.P. Morgan & Company (1987-1994). Prior to J.P.Morgan & Company, Ms. Baldwin was a Vice President at Mobil Oil and began her career as a Computer programmer/Systems Analyst at AT&T/Bell Laboratories. Ms. Baldwin received her undergraduate degree in Quantitative Methods and Accounting from Fordham University and has an MBA in Finance and Computer Science. These positions and experiences have provided Ms. Baldwin with a strong background in asset management matters and in the oversight of related service activities. John V. Boyer has been a Director/Trustee of investment companies in the Voya family of funds since 1997. Mr. Boyer was President of the Bechtler Arts Foundation from 2008 to 2019. Previously, he served as President and Chief Executive Officer of the John V. Boyer Franklin and Eleanor Roosevelt Institute (2006-2007) and as Executive Director of The Mark Twain House & Museum (1989-2006) where he was responsible for overseeing business operations, including endowment funds. In addition to his undergraduate degree, Mr. Boyer has an MFA degree from Princeton University. These positions and experiences have provided Mr. Boyer with a strong background in business management, asset management oversight, and related service activities. Patricia W. Chadwick has been a Director/Trustee of investment companies in the Voya family of funds since 2006. Since 2000, Ms. Chadwick has been the Founder and President of Ravengate Partners LLC, a consulting firm that provides advice regarding financial markets and the global economy. She also is a trustee of The Royce Fund since 2009, a director of Wisconsin Energy Corp. since Patricia W. Chadwick 2006, and AMICA Mutual Insurance Company since 1992. Previously, she served in senior roles at several major financial services firms where her duties included the management of corporate pension funds, endowments and foundations, as well as management responsibilities for an asset management business. Ms. Chadwick is a Chartered Financial Analyst. These positions and experiences have provided Ms. Chadwick with a strong background in asset management matters and in the oversight of related service providers. 34

9 Appendix Appendix – Proposal 1 – Trustee Biographies Martin J. Gavin has been a Director/Trustee of investment companies in the Voya family of funds since 2015. Mr. Gavin previously served as a Director/Trustee of the Voya funds from May 21, 2013 until September 12, 2013, and as a board member of other ING Funds from 2011 until September 12, 2013. Additionally, Mr. Gavin previously served as board member of other ING Funds from 2009 until 2010. Mr. Gavin was the President and Chief Executive Officer of the Connecticut Children’s Medical Center from 2006 to Martin J. Gavin 2015. Prior to his position at Connecticut Children’s Medical Center, Mr. Gavin worked in the insurance and investment industries for more than 27 years. Mr. Gavin served in several senior executive positions with The Phoenix Companies during a 16 year period, including as President of Phoenix Trust Operations, Executive Vice President and Chief Financial Officer of Phoenix Duff & Phelps, a publicly-traded investment management company, and Senior Vice President of Investment Operations at Phoenix Home Life. Mr. Gavin holds a B.A. from the University of Connecticut. These positions and experiences have provided Mr. Gavin with a strong background in asset management matters and in the oversight of related service providers. Joe E. Obermeyer has been a Director/Trustee of investment companies in the Voya family of funds since 2003. Mr. Obermeyer is the founder and President of Obermeyer & Associates, Inc., a provider of financial and economic consulting services since 1999. Prior to founding Obermeyer & Associates, Mr. Obermeyer had more than 15 years of experience in accounting, including serving as a Senior Manager at Arthur Andersen LLP from 1995 until 1999. Previously, Mr. Obermeyer served as a Senior Manager Joe E. Obermeyer at Coopers & Lybrand LLP from 1993 until 1995, as a Manager at Price Waterhouse from 1988 until 1993, and a Second Vice President from 1985 until 1988 at Smith Barney, and as a consultant with Arthur Andersen & Co. from 1984 until 1985. Mr. Obermeyer holds a B.A. in Business Administration from the University of Cincinnati, an M.B.A. from Indiana University, and post graduate certificates from the University of Tilburg and INSEAD. These positions and experiences have provided Mr. Obermeyer with a strong background in analyzing complex financial matters and in the oversight of service providers. Sheryl K. Pressler has been a Director/Trustee of investment companies in the Voya family of funds since 2006. Ms. Pressler has served as a consultant on financial matters since 2001. Previously, she held various senior positions involving financial services, including as Chief Executive Officer (2000-2001) of Lend Lease Real Estate Investments, Inc. (real estate investment management and mortgage servicing firm), Chief Investment Officer (1994-2000) of California Public Employees’ Retirement System (the largest Sheryl K. Pressler state pension fund in the US), and Director of Retirement Funds Management (1981-1994) of McDonnell Douglas Corporation (aircraft manufacturer). She has also served on the Board of Directors of Stillwater Mining Company (2002-2013). Since 2008, she has served on the board of Centerra Gold (listed on the Toronto Stock Exchange). In addition to her undergraduate degree, Ms. Pressler has an MBA degree from Washington University. These positions and experiences have provided Ms. Pressler with extensive experience in asset management and retirement service matters, as well as management oversight of such operations. 35

9 Appendix Appendix – Proposal 1 – Trustee Biographies Dina Santoro has been a Director/Trustee of investment companies in the Voya family of funds since 2018. She also is Director of Voya Funds Services, LLC and Voya Investments Distributor, LLC, and President and Director of Voya Investments, LLC and Voya Capital, LLC (2018 to present) and Managing Director, Head of Product and Marketing Strategy, Voya Investment Management Dina Santoro (2017 to present). Ms. Santoro previously served as Managing Director, Global Head of Product Strategy and Distribution, Quantitative Management Associates, LLC (2004-2017) and several other senior management positions in various aspects of the financial services business. These positions and experiences have provided Ms. Santoro with extensive investment management, distribution and oversight experience. Christopher P. Sullivan has been a Director/Trustee of investment companies in the Voya family of funds since 2015. He retired from Fidelity Management & Research in October 2012, following three years as first President of the Bond Group and then Head of Institutional Fixed Income. Previously, Mr. Sullivan served as Managing Director and Co-Head of U.S. Fixed Income at Goldman Christopher P. Sullivan Sachs Asset Management (2001-2009) and prior to that, Senior Vice President at PIMCO (1997-2001). He currently serves as a Director of Rimrock Funds (since 2013), a fixed income hedge fund. He is also a Senior Advisor to Asset Grade (since 2013), a private wealth management firm, and serves as a Trustee of the Overlook Foundation, a foundation that supports Overlook Hospital in Summit, New Jersey. In addition to his undergraduate degree from the University of Chicago, Mr. Sullivan holds an M.A. degree from the University of California at Los Angeles and is a Chartered Financial Analyst. 36

9 Appendix Appendix – Proposal 1 – Additional Board Governance Information ? The election of the Trustees will promote the continuity of the Fund’s oversight and governance structure, which the Board deems to be especially important during the current volatile and uncertain markets – The Board maintains a strong corporate governance culture. Board policies and practices include: ? having an independent Trustee serve as the Board chairperson,? having annual Board elections of Board and Committee chairpersons, ? having annual shareholder election of the entire Board (not a staggered Board),? mandating a retirement policy that has been consistently enforced, ? maximizing independence by obtaining separate legal counsel for the Trustees and the Fund, which are also separate from Voya’s legal counsel, and? regularly attending, participating, and reporting back to the Board on educational seminars that are directly related to their responsibilities as Trustees of a registered investment company ? The Board rigorously follows a robust annual management and advisory contract review process that: – is codified in a methodology guide that was developed and is annually updated by the independent Trustees, and not by management, – dictates the types of performance and expense comparison data to be compiled for the Board’s review, – sets forth the methodology to be used by management to calculate Voya’s profits or losses derived from its services to the Fund, and – annually retains one or more independent third-party consultants who, among other duties, assist the Trustees in developing and annually updating appropriate peer group comparisons 37

9 Appendix Appendix – Proposal 1 – Additional Board Governance Information (continued) ? The Trustees are collectively well suited for service on the PPR Board – Significant familiarity and knowledge regarding the Fund and its portfolio managers, investment strategies, leverage arrangements, and key affiliated and unaffiliated service providers, thereby supporting the continuity and stability of the Fund’s operations and its ability to meet its investment objective through investments in senior loans – Well-established processes and working relationships as a group of Trustees and with the Fund’s service providers – Continued synergies and cost efficiencies that exist from overseeing the entire Voya family of funds complex – Familiarity and established processes that are especially important in the current and foreseeable environment in which Board meetings are being held remotely; such remote meetings can be held effectively by the current Board members because they already have cultivated excellent working relationships among its members and with key Fund service-providers, including Voya, through its conduct, on average, of seven in-person meetings for many years – Extensive knowledge of the financial services sector – Collective skill sets which include areas of specific expertise relevant to the Fund – Substantial experience in serving as directors or trustees, officers, or advisors of public companies and business organizations, including other registered investment companies 38

9 | Appendix

Appendix – Proposal 1 – PPR's Fees and Expenses

PPR's management fee and expense ratio are below the average of its Morningstar Category peers, all Morningstar US CE Bank Loan closed-end funds, both including and excluding leverage costs


Management Fee and Expense Ratio (%) on Total Assets
3.00
2.50
2.00
1.50
1.00
0.50
0.00
1.05
1.09
1.30
1.33
2.21
0.91
1.30
2.56
1.23
1.33
PPR1
US CE Bank Loan ex PPR
PPR2
US CE Bank Loan ex PPR
PPR2
US CE Bank Loan ex PPR
Management Fee
Expense Ratio Excluding Leverage Costs
Expense Ratio Including Leverage Costs

Peer Data Source: Strategic Insight, data as of April 20, 2020 and based on peers' most recent annual report. Expenses shown on total assets. US CE Bank Loan ex PPR represents the average of funds in the US CE Bank Loan Morningstar Category that have a legal structure of Closed-Ended Investment Company. The ten interval funds in the US CE Bank Loan Morningstar Category and PPR are not included in the average (as calculated and provided by Strategic Insight)

[1] Current run-rate net management fee is expected to be 0.77%. Net management fee is the gross management fee less current run-rate subsidies or waivers. With respect to PPR, the gross management fee of 1.05% has been reduced by 0.28% of projected subsidies associated with one-time, non-recurring cost of activist

[2] Current run-rate expense ratio, as of February 29, 2020, includes one-time, non-recurring expenses

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Appendix – Proposal 2 – Tender Offers Have Little Impact on Discounts Fund Discounts Change in Discounts 3 Weeks After Tender Offer Expiration 3 Weeks After Tender Offer Expiration CHN -5.1 LOR -4.2 VLT -3.6 PCF -2.6 VTA -2.2 AEF -2.0 JLS -1.9 VVR -1.5 DSU -0.7 DEX -0.6 EIM -0.4 NBB 0.5 EIM 1.1 0 -2 -4 -6 -8 -10 -12 -14 2 1 0 -1 -2 -3 -4 -5 -6 Discount (%) Change in Discount (%) Source: AST Fund Solutions, LLC. Bloomberg. 40

Operational Considerations in Senior Loans Identifiable Costs Detail A manager change in the senior loan market triggers a change to the Fund’s MEI (Markit Entity Identifier), which would necessitate a reassignment of all loan positions. Loan reassignments in a fund of this size could take between 6-12 months to complete. The most efficient way to reassign loan positions is using MarkIt’s Reassignment of all loan positions ClearPar system, which charges a per-loan fee for each reassignment plus buy-side and sell-side fees. Certain loan Administrative Agents also charge an Assignment Fee to reassign the loan position to the new lender’s MEI The Fund, under a new manager, would have to be KYC approved and onboarded by all the trading KYC approval counterparties and agents, which could take up to a month to complete, and which is unique to each counterparty and agent New custody accounts would need to be set-up for the fund, although the existing custody accounts would need to remain open for the entire reassignment period (estimated to be 6-12 months), which would result in Creation of all new custody counts additional costs. Loan Servicing for both funds would also need to continue in parallel during the reassignment period. Fund Accounting would be impacted as well although, depending on the successor manager’s preference, the same Fund Accountant may be used during and after the transition period. 41

Disclosure Slides

Voya Senior Loan – Presentation of Defaults The following is a summary of the Voya Senior Loan Group approach to tracking and reporting its default performance. A defaulted loan is any loan: (i) rated “D” by any rating agency, (ii) whose borrower has declared bankruptcy, or (iii) whose borrower has missed a scheduled interest or principal payment outside of any applicable grace period or forbearance agreement. Voya may exercise discretion to not treat a loan as being in default. Defaulted loans are tracked as “Payment Defaults” and “Performing Defaults.” Performing Defaults are defaulted loans that (i) have not suffered a payment default of principal or interest or (ii) have suffered a payment default subject to a grace period, forbearance or waiver. All other defaulted loans are Payment Defaults. Defaults shown for the Index include all loans designated by S&P/LCD as being in default. S&P/LCD designates that a loan in the Index is in default when: (i) the loan itself is rated “D” by any rating agency; (ii) the issuer goes into bankruptcy; or (iii) the issuer misses an interest or principal payment on the loan, and such missed payment is not within an applicable grace period or subject to a forbearance or similar agreement. S&P does not designate among Payment Defaults or Performing Defaults. The percentage of a portfolio or fund represented by a defaulted loan is the cost of the loan over the portfolio’s or fund’s average assets as of the most recent month-end to the time of the default at cost. The determination of whether a loan is held in a portfolio or a fund is made on a trade date basis. 43

Disclosure

This information is proprietary and cannot be reproduced or distributed. Certain information may be received from sources Voya Investment Management (Voya IM) considers reliable; Voya IM does not represent that such information is accurate or complete. Certain statements contained herein may constitute "projections," "forecasts" and other "forward-looking statements" that do not reflect actual results and are based primarily upon applying retroactively a hypothetical set of assumptions to certain historical financial data. Actual results, performance or events may differ materially from those in such statements. Any opinions, projections, forecasts and forward-looking statements presented herein are valid only as of the date of this document and are subject to change. Nothing contained herein should be construed as (i) an offer to buy any security or (ii) a recommendation as to the advisability of investing in, purchasing or selling any security. Voya IM assumes no obligation to update any forward-looking information.
Past performance does not guarantee future results.

Principal Risks: The principal risks are generally those attributable to stock investing. Holdings are subject to market, issuer and other risks, and their values may fluctuate. Market risk is the risk that securities may decline in value due to factors affecting the securities markets or particular industries. Issuer risk is the risk that the value of a security may decline for reasons specific to the issuer, such as changes in its financial condition. More particularly, growth-oriented stocks typically sell at higher valuations than other stocks. If a growth-oriented stock does not exhibit the level of growth expected, its price may drop sharply. Additionally, growth-oriented stocks have been more volatile than value-oriented stocks.

We deem all third-party sources to be reliable, but cannot guarantee accuracy and completeness.

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